                                                                    EXHIBIT 99.1

================================================================================



                               SERIES SUPPLEMENT


                   FHLB SECURITY-BACKED TRUST, SERIES 1997-1

                                    BETWEEN

                      SOUTHPOINT STRUCTURED ASSETS, INC.,

                                 as Depositor

                                      AND

                        BANK ONE, WEST VIRGINIA, N.A.,

                                  as Trustee

                       FHLB SECURITY-BACKED CERTIFICATES

                                 Series 1997-1

                           DATED AS OF MAY 28, 1997



================================================================================

                               TABLE OF CONTENTS

SECTION 1.    INCORPORATION OF STANDARD TERMS..........................    1
SECTION 2.    DEFINITIONS..............................................    1
SECTION 3.    DESIGNATION OF TRUSTS AND CERTIFICATES...................    6
SECTION 4.    CALL WARRANTS............................................    6
SECTION 5.    RETAINED INTEREST........................................    7
SECTION 6.    SATISFACTION OF CONDITIONS TO INITIAL EXECUTION AND
              DELIVERY OF TRUST CERTIFICATES...........................    7
SECTION 7.    DISTRIBUTIONS............................................    7
SECTION 8.    TRUSTEE'S FEES...........................................    8
SECTION 9.    EARLY TERMINATION........................................    8
SECTION 10.   EVENTS OF DEFAULT........................................    9
SECTION 11.   ASSIGNMENT OF CALL WARRANTS AND RETAINED INTERESTS.......    9
SECTION 12.   INFORMATION TO WARRANTHOLDERS AND HOLDERS OF
              RETAINED INTERESTS.......................................    9
SECTION 13.   MISCELLANEOUS............................................    9
SECTION 14.   NOTICES..................................................   10
SECTION 15.   GOVERNING LAW............................................   11
SECTION 16.   COUNTERPARTS.............................................   11

SCHEDULE I    UNDERLYING SECURITIES SCHEDULE
SCHEDULE II   DESCRIPTION OF THE CALL WARRANT
SCHEDULE III  DESCRIPTION OF THE RETAINED INTEREST

EXHIBIT A     STANDARD TERMS FOR TRUST AGREEMENTS
EXHIBIT B     FORM OF CERTIFICATE
EXHIBIT C     FORM OF ASSIGNMENT FOR CALL WARRANT OR RETAINED INTEREST
EXHIBIT D     FORM OF TRANSFEREE LETTER FOR CALL WARRANT OR
              RETAINED INTEREST

                       FHLB SECURITY-BACKED CERTIFICATES

                               SERIES SUPPLEMENT

                                 SERIES 1997-1

     SERIES SUPPLEMENT, Series 1997-1, dated as of May 28, 1997 (the "Series Supplement"), by and between SOUTHPOINT STRUCTURED ASSETS, INC., as Depositor (the "Depositor"), and BANK ONE, WEST VIRGINIA, N.A., as Trustee (the "Trustee").

                                  WITNESSETH

     WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of November 1, 1996 (the "Standard Terms"; together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

     WHEREAS, the Depositor desires to deposit the FHLB Security set forth on
Schedule I hereto into the Trust (subject to the Call Warrant and exclusive of the Retained Interest);

     WHEREAS, in connection with the creation of the Trust and the deposit therein of the FHLB Security, it is desired to provide for (i) the issuance of the FHLB Security-Backed Certificates, Series 1997-1 (the "Certificates") evidencing undivided interests in the Trust, (ii) the retention by the Depositor of the Call Warrant (the "Call Warrant") evidencing the right to purchase, under the terms set forth herein, the FHLB Security, and (iii) the retention by the Depositor of the Retained Interest (the "Retained Interest") evidencing the right to receive a portion of the interest payments made on the FHLB Security; and

     WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trusts;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

     Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the transactions described herein.

     Section 2. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

     "Available Funds" shall mean the sum of all amounts received on or with respect to the FHLB Security (including investment income on Eligible Investments associated with the investment of any funds in the Trust) during the preceding Collection Period.

     "Call Warrant" shall mean the "Series 1997-1 Call Warrant" (as described on
Schedule II hereto) evidencing the right to purchase the FHLB Security on an Early Termination Date pursuant to the Early Termination provisions of Section 9 hereof.

     "Certificate" shall mean any one of the Certificates.

     "Certificates" shall mean those certificates in substantially the form set forth in Exhibit B hereto.

     "Closing Date" shall mean May 28, 1997.

     "Collection Period" shall mean, (i) with respect to each April 25 Distribution Date, the period beginning on the day after the October 25 Distribution Date of the previous year and ending on such April 25 Distribution Date, inclusive and, (ii) with respect to each October 25 Distribution Date, the period beginning on the day after the April 25 Distribution Date of that year and ending on such October 25 Distribution Date, inclusive, except for the October 25, 1997 Distribution Date, as to which the Collection Period shall be the period beginning on Closing Date and ending on such October 25, 1997 Distribution Date, inclusive provided, however, that clauses (i) and (ii) shall be subject to Section 13(f) hereof.

     "Corporate Trust Office" shall mean the office of Bank One West Virginia, N.A. located at 707 Virginia Street East, 2nd Floor, Charleston, West Virginia 25301, Attention: Corporate Trust Department.

     "Currency" shall mean United States dollars.

     "Cut-off Date" shall mean May 28, 1997.

     "Depository" shall mean the Depository Trust Company.

     "Distribution Date" shall mean the October 25 and April 25 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on October 25, 1997 and ending on the earlier of the Final Scheduled Distribution Date and the applicable Early Termination Date.

     "Early Termination" shall mean the payment in full of the Certificates by the Trust pursuant to Section 9 hereof.

     "Early Termination Date" shall mean any day on or after April 25, 1999.

     "Early Termination Price" shall mean the outstanding principal amount of the Certificates subject to Early Termination plus accrued interest to the Early Termination Date.

     "Eligible Account" shall have the meaning specified in the Standard Terms.

     "Eligible Investments" shall be United States Treasury bills.

     "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), and (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable.

     "FHLB" shall mean the Federal Home Loan Banks, instrumentalities of the United States organized under the authority of the Federal Home Loan Bank Act.

     "FHLB Security" shall mean the Federal Home Loan Banks Fixed Rate Bond listed on the Underlying Securities Schedule attached hereto as Schedule I.

     "Final Scheduled Distribution Date" shall mean April 25, 2007.

     "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including the Cut-off Date) to but excluding the current Distribution Date.

     "Interest Strip" shall mean, on any Distribution Date, accrued but unpaid interest on the outstanding principal balance of the FHLB Security, computed at an annual rate of 0.05%.

     "Liquidation Price" shall mean, with respect to any Underlying Security, par plus accrued interest to the Early Termination Date.

     "Ordinary Expenses" shall mean the compensation due the Trustee for Ordinary Expenses (as defined in the Standard Terms), which shall be fixed and prepaid by the Depositor.

     "Pass-Through Rate" shall mean 7.10% per annum.

     "Prepaid Ordinary Expenses" shall be $_____ for this Series.

     "Prospectus Supplement" shall mean the Prospectus Supplement, dated May ___, 1997, relating to the Certificates.

     "Rating Agency" shall mean S&P.

     "Rating Agency Condition" shall have the meaning specified in the Standard Terms.

     "Record Date" shall mean the day immediately preceding each Distribution Date.

     "Required Interest" shall have the meaning specified in the Standard Terms.

     "Required Principal" shall have the meaning specified in the Standard Terms; provided, however, that in the case of an Early Termination, Required Principal shall be the Early Termination Price.

     "Required Rating" shall mean "AAA", as assigned by S&P as of the Closing Date.

     "Retained Interest" shall mean the right to receive the Interest Strip on each Distribution Date. Collections in respect of the Retained Interest shall be deposited in the Certificate Account.

     "Retained Interestholder" shall mean initially the Depositor and upon assignment thereof the holder of a Retained Interest.

     "S&P" shall mean Standard & Poor's Ratings Services, a subsidiary of The McGraw-Hill Companies, Inc.

     "Series" shall mean Series 1997-1.

     "Trust Property" shall mean, (i) the Underlying Security described on
Schedule I (exclusive of the Call Warrant and the Retained Interest) hereto;
(ii) all payments on or collections in respect of such Underlying Security accrued on or after the Cut-off Date (exclusive of the Interest Strip) together with any proceeds thereof; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

     "Underlying Securities Issuer" shall mean the Federal Home Loan Banks.

     "Voting Rights" shall, in the entirety, be allocated separately to the Certificateholders in proportion to the then outstanding principal balances of the Underlying Securities and their respective Certificates, respectively.

     "Warrantholder" shall mean initially the Depositor and upon assignment thereof the holder of a Call Warrant.

     (b) The terms listed below are not applicable to this Series.

     "Accounting Date"

     "Advance"

     "Authorized Newspaper"

     "Basic Documents"

     "Call Premium Percentage"

     "Class"

     "Credit Support"

     "Credit Support Instrument"

     "Credit Support Provider"

     "Discount Certificate"

     "Floating Pass-Through Rate"

     "Floating Rate Certificate"

     "Guaranteed Investment Contract"

     "Letter of Credit"

     "Limited Guarantor"

     "Limited Guaranty"

     "Market Agent"

     "Market Agent Agreement"

     "Notional Amount"

     "Required Premium"

     "Requisite Reserve Amount"

     "Reserve Account"

     "Sales Procedure"

     "Sub-Administration Account"

     "Sub-Administration Agreement"

     "Sub-Administration Agent"

     "Surety Bond"

     "Swap Agreement"

     "Swap Counterparty"

     "Swap Distribution Amount"

     "Swap Guarantee"

     "Swap Guarantor"

     "Swap Receipt Amount"

     "Swap Termination Payment"

     Section 3. Designation of Trust and Certificates. (a)The Trust created hereby shall be known as the "FHLB Security-Backed Trust, Series 1997-1" and the Certificates evidencing certain undivided ownership interests therein shall be known as "FHLB Security-Backed Certificates, Series 1997-1".

     (b) It is the intention of all of the parties hereto that the transfer of the Trust Property hereunder and under the Standard Terms shall constitute a sale and Trust created hereunder and thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation
Section 301.7701-4 and a grantor trust under the Internal Revenue Code of 1986, as amended, and all parties hereto and thereto agree to treat the Trust, any distributions therefrom and the beneficial interest in the Certificates consistently with such characterization. The provisions of this Trust Agreement shall be interpreted consistently with such characterization.

     (c) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

     Section 4. Call Warrant. (a) The Trust Property of the Trust created hereby does not include the Call Warrant. The transfer and exchange of the Call Warrant shall be administered by the Trustee on behalf of the Depositor.

     (b) The Call Warrant will be uncertificated and shall be as described in
Schedule II attached hereto. The Call Warrant will be retained by the Depositor and may be transferred by the Depositor or a Warrantholder to another party in accordance with the provisions of Section 11 hereof at the sole option of the Depositor or the Warrantholder, as applicable, without the consent of the Certificateholders or any other party. The beneficial ownership interest in the Call Warrant will be recorded on the records of the Trustee. Notwithstanding any other provision of this Trust Agreement, the Trustee shall not agree to any amendment or modification of this Trust Agreement (including the Standard Terms) which would adversely affect in any material respect the holder of a Call Warrant without the consent of such Warrantholder.

     Section 5. Retained Interest. (a) The Trust Property of the Trust does not include the Retained Interest. The transfer and exchange of the Retained Interest shall be administered by the Trustee on behalf of the Depositor.

       (b) The Retained Interest will be uncertificated and shall be as described in Schedule III attached hereto. The Retained Interest will be retained by the Depositor and may be transferred by the Depositor or a Retained Interestholder to another party in accordance with the provisions of Section 11 hereof at the sole option of the Depositor or the Retained Interestholder, as applicable, without the consent of the Certificateholders or any other party. The beneficial ownership interest in the Retained Interest will be recorded on the records of the Trustee. Notwithstanding any other provision of this Trust Agreement, the Trustee shall not agree to any amendment or modification of this Trust Agreement (including the Standard Terms) which would adversely affect in any material respect the holder of a Retained Interest without the consent of such holder.

     Section 6. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

          (i) the Underlying Securities set forth on the Underlying Securities Schedule; and

          (ii) a letter from the Rating Agency indicating that they have assigned the Required Rating to the Certificates.

     Section 7. Distributions. (a) On each Distribution Date other than the early Termination Date, the Trustee shall apply Available Funds in the Certificate Account as follows (subject to SECTION 7(c) below):

          (i) first, to the Certificateholders and holder of the Retained Interest, proportionately to the ratio of their respective entitlements to interest, the Required Interest and the Interest Strip, respectively, and to the Depositor, the Initial Accrued Interest; and

          (ii) second, to the Certificateholders, Required Principal, if any.

     (b) On an Early Termination Date, if applicable, the Trustee shall apply Available Funds in the Certificate Account as follows:

          (i) first, to the Certificateholders and the holder of the Retained Interest, proportionately to the ratio of their respective entitlements to interest, the Required Interest and the Interest Strip, respectively;

          (ii) second, to the Certificateholders, Required Principal; and

          (iii) third, to any creditors of the Trust in satisfaction of liabilities thereto.

     (c) Amounts recovered in respect of the Underlying Securities following a default by the Underlying Securities Issuer shall, to the extent allocable to interest, be distributed in accordance with the provisions of Section 7(a)(i), and, to the extent allocable to principal, in accordance with the provisions of
Section 7(a)(ii).

     Section 8. Trustee's Fees. (a) As compensation for its services hereunder, the Trustee shall be entitled to Prepaid Ordinary Expenses. The Prepaid Ordinary Expenses shall be paid to the Trustee by the Depositor on or prior to the Closing Date; provided, however, in the event of an Early Termination of the Certificates, the Trustee shall negotiate in good faith with the Depositor the reimbursement to the Depositor of any fees or charges previously paid to the Trustee for the years after the year in which the Early Termination occurred.

       (b) Extraordinary Trust Expenses shall not be paid out of the Trust Property unless (i) such Extraordinary Trust Expenses relate to a time when the Underlying Securities Issuer was in default of any payment obligation under the Underlying Securities, or (ii) Certificateholders representing 100% of the aggregate Voting Rights of the Certificates have voted to require the Trustee to incur such Extraordinary Trust Expenses.

          Section 9. Early Termination. (a) On any Early Termination Date, the Certificates may be paid the Early Termination Price by the Trust upon the purchase of the FHLB Security by the holder of the Warrant.

       (b) A Warrantholder may provide notice to the Trustee and the Depositor (a "Purchase Request") no less than 35 days prior to the applicable Early Termination Date that it will purchase the applicable Underlying Security. The Trustee will notify Certificateholders of the Early Termination Date not less than 30 days prior to such Early Termination Date.

       (c) On or before the Early Termination Date, the Warrantholder shall provide the Trustee with the Liquidation Price for such FHLB Security. Upon receiving such Liquidation Price, the Trustee will immediately deliver the Underlying Security relating to such Call Warrant to the Warrantholder; provided, however, that if the Warrantholder delivers the Liquidation Price before the Early Termination Date, the Trustee shall not deliver the Underlying Security until the Early Termination Date.

     (d) Delivery of an Underlying Security by the related Trust to the Warrantholder will only be made against payment by the Warrantholder in immediately available funds. Such payment must occur no later than 10:00 a.m. New York City Time on the Early Termination Date. In the event that the Warrantholder fails to make such payment by such time (a "Purchase Default"), the sale shall be voided and the Early Termination will be deemed not to be effective with respect to such Early Termination Date. In the event of a Purchase Default, the Certificates shall continue to remain outstanding and, unless such Purchase Default was due to a failure in the federal wire system, the Warrantholder's rights with respect to the Call Warrant shall be deemed surrendered to the Depositor.

     (e) The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would alter the timing or amount of any payment of the Liquidation Price.

     Section 10. Events of Default. Within 30 days of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, the Warrantholders and the holders of the Retained Interest, transmitted by mail, of all such uncured or unwaived Events of Default known to it.

     Section 11. Assignment of Call Warrants and Retained Interests. The Warrantholder or the Retained Interestholder, as applicable, may assign a Call Warrant or a Retained Interest pursuant to an assignment substantially in the form of Exhibit C hereto. Any such assignee may enforce the assigned Call Warrant or Retained Interest directly against the Trustee as if such assignee had been an original party to this Series Supplement. Notwithstanding anything else contained herein, the Trustee shall only acknowledge and record such assignment of Call Warrant or Retained Interest upon receipt of a transferee letter in substantially the form of Exhibit D hereto or an opinion of counsel acceptable to the Trustee to the effect that such assignment does not require registration of such Call Warrant or Retained Interest under the Securities Act of 1933, as amended.

     Section 12. Information to Warrantholders and Holders of Retained Interests. The Trustee shall furnish to any Warrantholder, any holder of a Retained Interest or any prospective purchasers thereof, upon request, the information specified in, and meeting the requirements of Rule 144A(d)(4) of the Securities Act of 1933, as amended.

     Section 13. Miscellaneous. (a) The provisions of Section 3.04, 3.06 and
4.04 of the Standard Terms shall not apply to the Certificates.

     (b) The provisions of Article VIII, Market Agent, of the Standard Terms shall not apply to the Certificates.

     (c) The Trustee shall forward reports to Certificateholders pursuant to
Section 4.03 of the Standard Terms to the New York Stock Exchange.

     (d) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Security, if and for so long as the Call Warrant remains outstanding, without the consent of the Warrantholders.

     (e) In any conflict between the provisions of the Prospectus Supplement and this Agreement (including the Standard Terms), the provisions of the Prospectus Supplement shall prevail. Any affirmative statement of rights or obligations of Certificateholders or the parties hereto included in the Prospectus Supplement shall be deemed to be included herein.

     (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest.

     (g) In any conflict between the provisions of this Series Supplement and the Standard Terms, the provisions of this Series Supplement shall control.

     (h) The Trustee shall prepare any tax returns or other forms required to be filed by each Trust. So long as no applicable statute, Treasury regulation or applicable Internal Revenue Service ruling or other administration pronouncement requires to the contrary, all such tax returns shall be prepared in a manner consistent with tax information reporting positions described in the Prospectus prepared in connection with the Certificates dated May___, 1997.

     Section 14. Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

     If to the Depositor, to:

               Southpoint Structured Assets, Inc.
               50 North Front Street
               Memphis, Tennessee  38103
               Attention:  President
               Telephone:  (901) 524-4100
               Facsimile:  (901) 579-4430

     If to the Trustee, to:

               Bank One West Virginia, N.A.
               707 Virginia Street East, 2nd Floor
               Charleston, West Virginia  25301
               Attention:  Corporate Trust Department
               Telephone:  (304) 348-5667
               Facsimile:  (304) 348-7978

     If to the Rating Agencies, to:


               Standard & Poor's
               25 Broadway
               New York, New York  10004
               Attention:  Structured Finance Surveillance Group
               Telephone:  (212) 208-1191
               Facsimile:  (212) 208-0030

     If to the New York Stock Exchange, to:


               New York Stock Exchange, Inc.
               20 Broad Street
               New York, New York  10005
               Attention:  Michael Hyland
               Telephone:  (212) 656-5868
               Facsimile:  (212) 656-6919

          Section 15. Governing Law. This Series Supplement and the transactions described herein shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed within the State of New York, without giving effect to the choice of laws provisions thereof.

          Section 16. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                     SOUTHPOINT STRUCTURED ASSETS, INC., as
                                        Depositor

                                     By
                                       ----------------------------------------
                                        Name:  C. David Ramsey
                                        Title: President

                                     BANK ONE WEST VIRGINIA, N.A., not in its
                                        individual capacity but solely as
                                        Trustee on behalf of the FHLB Security-
                                        Backed Trust, Series 1997-1

                                     By
                                       ----------------------------------------
                                        Name:  Teresa L. Davis
                                        Title: Vice President

                                  SCHEDULE I

                                 SERIES 1997-1

                        UNDERLYING SECURITIES SCHEDULE

     I. FHLB Security: 7.15% Federal Home Loan Banks Fixed Rate Bond due April 23, 2007, subject to the Warrant and exclusive of the Retained Interest

     Principal Amount Deposited:  $10,000,000

     Original Issue Date:  April 23, 1997

     Maturity Date:  April 23, 2007

     Principal Payment Date:  April 23, 2007

     Interest Rate:  7.15%

     Interest Payment Dates:  April 23 and October 23

     Initial Accrued Interest:  ______________

     Redemption Dates:  None

     Redemption Prices:  N/A

     Form of Underlying Securities:  Book-entry on the Fed Book-Entry System

                                  SCHEDULE II

                 DESCRIPTION OF THE SERIES 1997-1 CALL WARRANT

     The Call Warrant represents the right to purchase the FHLB Security on any Early Termination Date for the Liquidation Price.

     The Call Warrant will be retained by the Depositor and may be transferred by the Depositor or a Warrantholder to another party in accordance with the provisions of the Series Supplement at the sole option of the Depositor or the Warrantholder without the consent of the Certificateholders or any other party. The beneficial ownership interest in the Call Warrant will be recorded on the records of the Trustee. The Trustee shall not agree to any amendment or modification of the Standard Terms or the Series Supplement which would adversely affect in any material respect the holder of the Call Warrant without the consent of such Warrantholder.

                                 SCHEDULE III

              DESCRIPTION OF THE SERIES 1997-1 RETAINED INTEREST

     The holder of the Retained Interest will retain the right with respect to the FHLB Security to receive on each Distribution Date, from payments received on the FHLB Security, a distribution equal to 0.05% per annum of the principal amount of the FHLB Security (the "Interest Strip"). The rights of the holder of the Retained Interest to the Interest Strip is of equal priority with the rights of the Certificateholders to receive distributions of interest.

     The Retained Interest will be retained by the Depositor and may be transferred by the Depositor or a Retained Interestholder to another party in accordance with the provisions of the Series Supplement at the sole option of the Depositor or the Retained Interestholder without the consent of the Certificateholders or any other party. The beneficial ownership interest in the Retained Interest will be recorded on the records of the Trustee. On each Distribution Date, payments will be made on the Retained Interest by wire transfer to the account of the holder thereof on the related Record Date as specified in written instructions to the Trustee. The Trustee shall not agree to any amendment or modification of the Standard Terms or the Series Supplement which would adversely affect in any material respect the holder of the Retained Interest without the consent of the holder of the Retained Interest.

                                   EXHIBIT A

                      STANDARD TERMS FOR TRUST AGREEMENTS

                             (begins on next page)

                                   EXHIBIT B

                              FORM OF CERTIFICATE

R-1                               $10,000,000


                             CUSIP NO. __________

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

               SOUTHPOINT STRUCTURED ASSETS, INC.
               TREASURY SECURITY-BACKED CERTIFICATES
               SERIES 1997-1
               $10,000,000 CERTIFICATE PRINCIPAL BALANCE
               7.10% PASS-THROUGH RATE

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $10,000,000 in aggregate principal amount of Fixed Rate Bonds of the Federal Home Loan Banks and all payments received thereon, deposited in trust by Southpoint Structured Assets, Inc. (the "Depositor").

     THIS CERTIFIES THAT CEDE & CO. is the registered owner of TEN MILLION DOLLARS non-assessable, fully-paid, fractional undivided interest in the FHLB Security-Backed Trust, Series 1997-1 (the "Trust"), formed by the Depositor.

     The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of November 1, 1996 (the "Standard Terms"), between the Depositor and Bank One, West Virginia, N.A., a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, Series 1997-1, dated as of May 28, 1997 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as the "FHLB Security-Backed Certificates, Series 1997-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) the Underlying Security described in the Trust Agreement (subject to the Call Warrant and exclusive of the Retained Interest); (ii) all payments on or collections in respect of the Underlying Security accrued on or after May 28, 1997 (the "Cut-off Date") (exclusive of the Interest Strip) together with any proceeds thereof; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates and any investments thereof, together with any and all income, proceeds and payments with respect thereto (the "Trust Property").

     Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated with respect to the Certificates in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Security is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

      Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

     Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Security, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent in made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples of $1,000 in excess thereof.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee at 707 Virginia Street East, 2nd Floor, Charleston, West Virginia 25301, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

     No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4 and a grantor trust under the Internal Revenue Code of 1986, as amended, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

     The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

     The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders and retirement of the Underlying Security, (ii) the distribution in full of all amounts due to Certificateholders on any Early Termination Date, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (any such, a "Plan") may purchase Certificates if either (i) the Underwriter is able to confirm the existence of at least 100 independent purchasers or (ii) the Plan can represent that its purchase of the Certificates would not be prohibited under ERISA or the Code.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                     FHLB SECURITY-BACKED TRUST, SERIES 1997-1

                                     By:  BANK ONE, WEST VIRGINIA, N.A., not in
                                          its individual capacity but solely as
                                          Trustee,

                                     By
                                       ----------------------------------------
                                        Authorized Officer

Dated:  May 28, 1997



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is on one of the Certificates described in the Trust Agreement referred to herein.

                                     BANK ONE, WEST VIRGINIA, N.A., not in its
                                       individual capacity but solely as
                                       Trustee,

                                     By
                                       ----------------------------------------
                                        Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


-------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________Attorney
to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                      ------------------------------------------
                                      Signature Guaranteed:


                                      ------------------------------------------

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                   EXHIBIT C

           FORM OF ASSIGNMENT OF [CALL WARRANT] [RETAINED INTEREST]


     ________________________________(the "Assignor"), for and in
consideration of the good and valuable consideration in hand paid by _____________________________ (the "Assignee"), the receipt and sufficiency of which consideration are hereby confessed and acknowledged by Assignor, does hereby TRANSFER, ASSIGN, SELL, SET OVER and DELIVER, unto Assignee, all of Assignor's right, title and interest in and to that certain Series 1997-1 [Call Warrant] [Retained Interest].

     EXECUTED this __ day of _______________________

                                    [ASSIGNOR]


                                    By
                                      -----------------------------------------
                                     Name
                                         --------------------------------------
                                     Title
                                          -------------------------------------
ACKNOWLEDGED AND AGREED TO:

[ASSIGNEE]


By
  ---------------------------------
  Name
       ----------------------------
  Title
       ----------------------------


                                ACKNOWLEDGMENT

     The undersigned hereby acknowledges the assignment from the Assignor to the Assignee of the Assignor's rights with respect to the assigned [Call Warrant] [Retained Interest] and hereby agrees that the Assignee has all the rights of a [Warrantholder][Retained Interestholder] (as defined in the Series Supplement) described in the Series Supplement with respect to such [Call Warrant] [Retained Interest], such rights being enforceable directly by the Assignee as if it were an original party to the Series Supplement.


                                     BANK ONE, WEST VIRGINIA, as Trustee


                                     By
                                       -----------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

                                   EXHIBIT D

        FORM OF TRANSFEREE LETTER FOR CALL WARRANT OR RETAINED INTEREST

                                    [Date]

Southpoint Structured Assets, Inc.
50 North Front Street
Memphis, Tennessee  38103

Bank One, West Virginia, N.A.
707 Virginia Street East
2nd Floor
Charleston, WV  25301

     Re:  Transfer of Series 1997-1 [Call Warrant] [Retained Interest]

Ladies and Gentlemen:

     In connection with the proposed acquisition of the above-captioned Series 1997-1 [Call Warrant] [Retained Interest] by the undersigned pursuant to
Section 11 of the Series Supplement dated as of May 28, 1997, between Bank One, West Virginia, N.A., as trustee, and Southpoint Structured Assets, Inc., and Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned hereby represents the following (check the appropriate boxes):

A. The undersigned is a "qualified institutional buyer" under Rule 144A(a)(1) of the Securities Act because the undersigned is:

     (i) One of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

[_] (A) Any insurance company as defined in Section 2(13) of the Securities Act;

[_] (B) Any investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") or any business development company as defined in Section 2(a)(48) of the Investment Company Act;

[_]            (C)  Any Small Business Investment Company licensed by the U.S.
               Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

[_] (D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

[_] (E) Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

[_] (F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraphs (D) and (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans;

[_] (G) Any business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the "Investment Advisers Act");

[_] (H) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

[_]            (I)  any investment adviser registered under the Investment
               Advisers Act.

[_]  (ii)   Any dealer registered pursuant to Section 15 of the Securities and
            Exchange Act of 1934, as amended (the "Exchange Act"), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, provided that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

[_]  (iii)  Any dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

[_]  (iv)   Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that, for purposes of this paragraph:

               (A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

               (B) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company's adviser (or depositor) is a majority-owned subsidiary of the other investment company's adviser (or depositor);

[_] (v) Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and

[_] (vi) Any bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in
          Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of the Custodial Receipt in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale for a foreign bank or savings and loan association or equivalent institution.

B. The undersigned is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A(d)(2) of the Securities Act in connection with the transfer to the undersigned contemplated by this certificate.

C. The transferor or the undersigned has received from the Agent, if so requested, at or prior to the time of sale, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act.

D. If the undersigned sells the [Call Warrant] [Retained Interest] at our option, the undersigned will obtain from any institutional investor that purchases the [Call Warrant] [Retained Interest] from the undersigned a certificate containing the same representations, warranties and agreements contained in the foregoing paragraphs A through C and this paragraph D.

                                     [TRANSFEREE]

                                     By
                                       ----------------------------------------
                                     Name
                                         --------------------------------------
                                     Title
                                          -------------------------------------
                                     [Note: must be Chief Financial Officer or other Executive Officer]